Exhibit 10.13

EXECUTION COPY

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

WELLS FARGO SECURITIES, LLC

as Administrative Agent

SERIES 2013-MM1

THIRD AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of September 26, 2013

to

FIFTH AMENDED AND RESTATED INDENTURE

Dated as of September 26, 2013

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2013-MM1

SCHEDULES

SCHEDULE I - AMORTIZATION SCHEDULE

i

THIS SERIES 2013-MM1 THIRD AMENDED AND RESTATED INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of September 26, 2013, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and as Servicer under the Designated Servicing Agreements from and after the related MSR Transfer Dates (as defined below), OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer under the Designated Servicing Agreements, prior to the related MSR Transfer Dates and WELLS FARGO SECURITIES, LLC, a Delaware limited liability company, as Administrative Agent. This Indenture Supplement relates to and is executed pursuant to that certain Fifth Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), dated as of September 26, 2013, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Barclays Bank PLC (“Barclays”), Credit Suisse AG, New York Bank (“Credit Suisse”) and Wells Fargo Securities, LLC (“Wells Fargo”), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer authorized and issued the Class A-MM1 Term Notes and the Class A-MM1 Draw Notes on September 13, 2012 and the Class B-MM1 Term Notes on September 28, 2012 (together, the “Series 2012-MM1 Notes”). The parties entered into an Indenture Supplement dated as of September 13, 2012 to document the terms of the issuance of the Series 2013-MM1 Notes (the “Original Indenture Supplement”). The parties amended and restated in its entirety the Original Indenture Supplement pursuant that certain Series 2012-MM1 Amended and Restated Indenture Supplement dated as of September 28, 2012 (the “Amended and Restated Indenture Supplement”). The parties amended and restated in its entirety the Amended and Restated Indenture Supplement pursuant that certain Series 2012-MM1 Second Amended and Restated Indenture Supplement dated as of August 8, 2013 (the “Existing Indenture Supplement”). The Administrative Agent and the Holders of 100% of the Class A-MM1 Draw Notes waived the occurrence of an MM1 Refinancing Failure as of September 16, 2013, when the Class A-MM1 Term Notes were paid in full and a new Series of Term Notes was not issued pursuant to this Indenture Supplement.

The “Series 2013-MM1 Notes” will consist of the newly issued Class of Term Notes (Class A-MM1 Term Notes) and the two (2) previously issued and amended and restated Classes of Notes (the Draw Notes (Class A-MM1 Draw Notes) and Term Notes (Class B-MM1 Term

Notes)), in each case with the Initial Note Balances, Maximum Note Principal Balance, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in this Indenture Supplement, together, to be known as the Advance Receivables Backed Notes, Series 2013-MM1, and are secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds the Trust Estate as collateral security for the benefit of the Holders of the Series 2013-MM1 Notes.

The Parties are amending and restating the Existing Indenture Supplement to issue the Series 2013-MM1, Class A-MM1 Term Notes, to rename the previously issued and still outstanding Class A-MM1 Draw Notes and Class B-MM1 Term Notes and so that, among other things, it relates to the Base Indenture.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

The Existing Indenture Supplement is hereby amended and restated in its entirety as follows:

Section 1. Creation of Series 2013-MM1 Notes.

There have been or are hereby created, as applicable, and effective as of the Issuance Date, the Series 2013-MM1 Notes, issued or to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust Advance Receivables Backed Notes, Series 2013-MM1 Notes.” The Series 2013-MM1 Notes shall not be subordinated to any other Series of Notes. The Series 2013-MM1 Notes are issued in two (2) Classes of Term Notes and one (1) Class of Draw Notes.

Section 2. Defined Terms.

With respect to the Series 2013-MM1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Balances” has the meaning set forth in the MM1 Note Purchase Agreement.

“Adjusted Tangible Equity” means, as of any date of determination, the excess of (i) total assets (net of goodwill and intangible assets), but including MSRs, over (ii) total liabilities on such date, calculated in accordance with GAAP; provided, that the Administrative Agent shall have the right to perform valuations of the MSRs on a quarterly basis or more frequently as reasonably requested by the Administrative Agent, using a nationally recognized third party appraiser with expertise evaluating MSRs approved by both the Administrative Agent and HLSS, at HLSS’s expense, and any such valuations shall be the MSR value for purposes of determining “Adjusted Tangible Equity”.

“Adjusted Tangible Equity Requirement” means, a requirement that Home Loan Servicing Solutions hold Adjusted Tangible Equity equal to the greater of (1) $25,000,000 and (2) the sum of (a) 0.25% of the aggregate unpaid principal balance of all mortgage loans as to which HLSS holds the rights to service or the rights to the MSRs, together with the obligation to fund related servicer advances, plus (b) 5.00% of the aggregate amount of all servicer advances made by HLSS that remain unreimbursed.

“Administrative Agent” means, for so long as the Series 2013-MM1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Wells Fargo Securities, LLC or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture and any other Transaction Document (other than this Indenture Supplement), and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays, Wells Fargo, Credit Suisse and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates” means, for any date of determination with respect to each Receivable and any Class of Series 2013-MM1 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating is reduced below “Average” or withdrawn by S&P or the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) residential primary servicer rating is downgraded below “RPS3-” or withdrawn by Fitch, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, that the Advance Rates applicable to the Receivables related to any Class of Notes shall each be reduced by the Advance Rate Reduction Factor for such Class of Notes when the related Weighted Average Foreclosure Timeline exceeds fifteen (15) months; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type	Class A-MM1 Draw Notes	Class A-MM1 Term Notes	Class B-MM1 Term Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	86.25%	86.25%	90.00%
P&I Advances (other than Servicing Fee Advances) in Judicial States	76.50%	76.50%	84.25%
Servicing Fee Advances in Non-Judicial States	74.50%	74.50%	80.75%
Servicing Fee Advances in Judicial States	38.75%	38.75%	55.75%
Escrow Advances in Non-Judicial States	83.50%	83.50%	87.75%
Escrow Advances in Judicial States	64.75%	64.75%	76.00%
Corporate Advances in Non-Judicial States	82.25%	82.25%	87.00%
Corporate Advances in Judicial States	70.75%	70.75%	79.25%

“Advance Rate Reduction Factor” means, for any Class of Series 2013-MM1 Notes, the product of (i) the quotient of the Note Interest Rate for such Class divided by 12, and (ii) the number of months by which the Weighted Average Foreclosure Timeline exceeds fifteen (15) months.

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2013-MM1 Notes by S&P and Fitch, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)	Class A-MM1 Draw Notes: “AAA (sf)”;

(ii)	Class A-MM1 Term Notes: “A-1+ (sf)” and “F1+ (sf)”; and

(iii)	Class B-MM1 Term Notes: “AA (sf)”.

“Base Indenture” has the meaning assigned to such term in the Preliminary Statement.

“Class A Notes” means, together, the Class A-MM1 Draw Notes and the Class A-MM1 Term Notes.

“Class A-MM1 Term Notes” means the Term Notes issued hereunder by the Issuer having an Initial Note Balance of $265,000,000.

“Class A-MM1 Draw Notes” means the Draw Notes issued hereunder by the Issuer, having an aggregate Note Balance of no greater than the Maximum Note Principal Balance.

“Class B-MM1 Term Notes” means the Term Notes issued hereunder by the Issuer having an Initial Note Balance of $28,500,000.

“Coefficient” means, for each Class of Series 2013-MM1 Notes, 0.08%.

“Constant” means, for each Class of Series 2013-MM1 Notes, 1.00%.

“Corporate Trust Office” means, with respect to the Series 2013-MM1 Notes, the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC13S9.

“Draw Note Transfer Denial” has the meaning assigned such term in Section 3(c) of this Indenture Supplement.

“Eurodollar Disruption Event” means any of the following: (i) a good faith determination by any Holder of a Class A Note that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Holder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Holder of a Class A Note that the interest rates offered on deposits of United States dollars to such Holder in the London interbank market does not accurately reflect the cost to such Holder of purchasing, funding or maintaining any portion of the Note Balances of such Notes during any Interest Accrual Period or (iii) the inability of any Holder of a Class A Note to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

“Expected Repayment Date” means, with respect to the Class A-MM1 Term Notes, the related Stated Maturity Date, with respect to the Class B-MM1 Term Notes, September 15, 2014 and, with respect to the Class A-MM1 Draw Notes, September 15, 2014.

“Expense Rate” means, as of any date of determination, with respect to the Series 2013-MM1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the related Series Allocation Percentage for Interim Payment Date or Payment Date immediately preceding such date multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to payments to the Holders of the Series 2013-MM1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2013-MM1 Notes at the close of business on such date; provided, that, with respect to the first calculation of “Expense Rate” following the Issuance Date, such calculation shall include a “Series Allocation Percentage” as determined by the Administrator and the Administrative Agent.

“Facility Eligible Receivable” with respect to the Series 2013-MM1 Notes, means a Receivable, as of any date of determination:

(i) which constitutes a “general intangible,” “account” or “payment intangible” within the meaning of Section 9-102(a)(42), Section 9-102(a)(2) and Section 9-102(a)(61), respectively (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) which arises under a Facility Eligible Servicing Agreement;

(v) which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;

(vi) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vii) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(viii) the Advance (other than a Servicing Fee Advance) related to which either (A) has been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS trustees;

(ix) it relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property;

(x) which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period);

(xi) in connection with any Servicing Fee Advance Receivable, the provisions of the related Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule require that any unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination or any redemption in full under the applicable Servicing Fee Advance Designated Servicing Agreement; and

(xii) any Servicing Fee Advance Receivable relates to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule.

“Facility Eligible Servicing Agreement” with respect to the Series 2013-MM1 Notes, means, any Designated Servicing Agreement which, as of any date of determination, meets the following criteria:

(i) OLS (prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Designated Servicing Agreement and a Responsible Officer of the Servicer has not resigned and has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Designated Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) notice of a claim for monetary loss against the Servicer by a party to such Designated Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Designated Servicing Agreement;

(ii) pursuant to the terms of such Designated Servicing Agreement:

(A) under such agreement, the Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities, in the case of Designated Servicing Agreements, must have included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related MBS Trust or any related trustee, custodian, hedge counterparty or credit enhancer;

(B) under such agreement, if the Servicer determines that an Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the Dedicated Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related MBS Trust or any related trustee, custodian or credit enhancer (a “General Collections Backstop”);

(iii) such Designated Servicing Agreement provides that all Advances (not including Servicing Fee Advances) as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iv) all Receivables arising under such Designated Servicing Agreement are free and clear of any Adverse Claim in favor of any Person and the related MBS Trustee or other owner and any related monoline insurer or other credit enhancement provider shall have been delivered a notice in the form of Exhibit C to the Base Indenture signed by the Servicer;

(v) such Designated Servicing Agreement is in full force and effect;

(vi) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;

(vii) as of the end of the most recently concluded calendar month, the unpaid principal balance of the Mortgage Loans serviced under such Designated Servicing Agreement is at least $1,000,000.00 and at least fifteen (15) Mortgage Loans are being serviced under such Designated Servicing Agreement;

(viii) such Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances (except in the case of Servicing Fee Advances); and, with respect to any Servicing Fee Advance Receivable, the related Designated Servicing Agreement does not prohibit the sale and/or contribution to the Issuer of, specifically, the rights to reimbursement for the Servicing Fee Advances under the related MBS Trust (as determined in the sole and absolute discretion of the Administrative Agent);

(ix) such Designated Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States;

(x) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Designated Servicing Agreement from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent; and

(xi) if such Designated Servicing Agreement is a subservicing agreement, the subservicing agreement and the related servicing or master servicing agreement provide that: (1) Servicer, as subservicer, under such agreement, is required to make all Advances on Mortgage Loans subserviced by a Servicer; (2) Servicer, as subservicer under such agreement, is entitled to reimbursement from all permitted sources under such Designated Servicing Agreement; (3) the related primary or master servicer agrees to remit to the Servicer, as subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of P&I Advances, Corporate Advances and Escrow Advances it receives, without set-off; and (4) the related primary or master servicer agrees to reasonably cooperate with the Servicer, as subservicer, to obtain reimbursement of P&I Advances, Corporate Advances and Escrow Advances including, if either of such primary or master servicer or the Servicer, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis.

Notwithstanding the foregoing, if the two Designated Servicing Agreements identified on Schedule 1 to the Base Indenture as “ABFS 2000-1” and “ABFS 2001-2” are no longer considered Facility Eligible Servicing Agreements solely by virtue of the failure to provide renewed advance facility written consents to the Administrative Agent from the related note insurer or certificate insurer, such Designated Servicing Agreements shall regain eligibility upon provision of such written consents to the Administrative Agent.

“Fitch” means Fitch Ratings, Inc. and any successor in interest.

“Increased Costs Limit” means, for each Holder of a Class A Note, such Holder’s pro rata percentage (based on the Note Balance of such Holder’s Class A Note) of 0.10% of the average aggregate Note Balance for all Classes of Series 2013-MM1 Notes Outstanding for any twelve-month period.

“Initial Note Balance” means, for any Series 2013-MM1 Note, the Note Balance of such Note upon the related Issuance Date, as follows:

(i)	Class A-MM1 Term Notes: $265,000,000;

(ii)	Class B-MM1 Term Notes: $28,500,000; and

(ii)	Class A-MM1 Draw Notes: $0.

For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2013-MM1 Notes.

“Interest Accrual Period” means, for the Series 2013-MM1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the related Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2013-MM1 Notes on any Payment Date shall be determined based on the actual number of days in the Interest Accrual Period.

“Interest Coverage Payment” has the meaning assigned such term in Section 7(a)(iii) of this Indenture Supplement.

“Interest Day Count Convention” means, with respect to the Class A-MM1 Term Notes and Class A-MM1 Draw Notes, the actual number of days in the related Interest Accrual Period divided by 360 and, with respect to the Class B-MM1 Term Notes, thirty (30) days divided by 360.

“Interest Payment Amount” means, for the Series 2013-MM1 Notes and with respect to any Payment Date:

(i) for the Class B-MM1 Term Notes, as set forth in clause (i) of the definition of “Interest Payment Amount” in the Base Indenture; and

(ii) for the Class A-MM1 Term Notes and the Class A-MM1 Draw Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the related Note Balance for such Class as of the close of business on the preceding Payment Date;

(B) the related Note Interest Rate for such Class and for the related Interest Accrual Period; and

(C) the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means, with respect to the Class A-MM1 Term Notes, September 26, 2013, with respect to the Class A-MM1 Draw Notes, September 13, 2012, and with respect to the Class B-MM1 Term Notes, September 28, 2012.

“LIBOR” has the meaning assigned such term in Section 8 of this Indenture Supplement.

“LIBOR Determination Date” means, for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“Liquidity Requirement” means the requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance less than $10,000,000, or (ii) contain fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Low Threshold Servicing Agreements to exceed 2.00% of the total Receivable Balances of all Receivables included in the Facility.

“Margin” means, for the Class A-MM1 Draw Notes, a per annum rate equal to 1.10%, and, for the for the Class A-MM1 Term Notes, a per annum rate equal to 0.20%.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.

“Maximum Note Principal Balance” means, for the Class A-MM1 Draw Notes, $265,000,000 or such lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and the Administrative Agent.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) contain at least 50 but less than 125 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Middle Threshold Servicing Agreements to exceed 8.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.

“MM1 Facility Fee” means an amount (as set forth in the MM1 Fee Letter), payable in twenty-four (24) monthly installments on each Payment Date equal to $220,833, commencing on the Payment Date in September 2012.

“MM1 Fee Letter” means that certain Amended and Restated Fee Letter Agreement, dated as of September 26, 2013, among Wells Fargo Securities, LLC, as Administrative Agent, Wells Fargo Bank, N.A., as the Purchaser, the Administrator and the Issuer.

“MM1 Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated September 26, 2013, by and among the Issuer, Wells Fargo Securities, LLC, as the Administrative Agent, and Wells Fargo Bank, N.A., as the Purchaser.

“MM1 Class B Note Purchase Agreement” means that certain Note Purchase Agreement, dated September 28, 2012, by and among the Issuer, HLSS Holdings, LLC, as Receivables Seller, Ocwen Loan Servicing, LLC, as Receivables Seller, and Wells Fargo Bank, N.A., as the Purchaser.

“MM1 Note Purchase Default” has the meaning set forth in the definition of Target Amortization Event.

“MM1 Placement Agency Agreement” means that certain Placement Agency Agreement, dated September 25, 2013, by and among the Issuer, the Receivables Seller and Wells Fargo Securities, LLC, as Placement Agent.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“MSRs” means mortgage servicing rights and/or any rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on

Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“Note Balance” means, for any date:

(i) for the Class A-MM1 Term Notes and Class B-MM1 Term Notes, as set forth in clause (i) of the definition of “Note Balance” in the Base Indenture; and

(ii) for the Class A-MM1 Draw Notes, (A) the Initial Note Balance of such Notes plus (B) the amount of all Additional Note Balances purchased by the Holder of the Class A-MM1 Draw Notes, which amounts, together with the Initial Note Balance of such Notes, shall not exceed the Maximum Note Principal Balance, (C) less all amounts paid in respect of principal to the Holder of such Notes as of such date.

“Note Interest Rate” means, with respect to any Interest Accrual Period, a rate per annum equal to:

(i) with respect to the Class A-MM1 Term Notes, the sum of (A) One-Month LIBOR plus (B) the applicable Margin; provided, that, if for any Interest Accrual Period, a Eurodollar Disruption Event shall have occurred, the Note Interest Rate with respect to the Class A-MM1 Term Notes shall be a rate equal to One-Month LIBOR as determined with respect to the Payment Date immediately preceding such Eurodollar Disruption Event;

(ii) with respect to the Class B-MM1 Term Notes, 2.75%; and

(iii) with respect to the Class A-MM1 Draw Notes, the sum of (A) One-Month LIBOR plus (B) the applicable Margin; provided, that, if for any Interest Accrual Period, a Eurodollar Disruption Event shall have occurred, the Note Interest Rate with respect to the Class A-MM1 Draw Notes shall be a rate equal to One-Month LIBOR as determined with respect to the Payment Date immediately preceding such Eurodollar Disruption Event;

provided, that on any day on which a Facility Early Amortization Event or an Event of Default shall have occurred and shall be continuing at the opening of business on such day, the Note Interest Rate with respect to the Class A-MM1 Draw Notes and Class B-MM1 Term Notes shall equal the applicable Default Rate.

“Note Purchase Proceeds Account” has the meaning assigned to such term in Section 5 of this Indenture Supplement.

“Note Rating Agency” means, for the Series 2013-MM1 Notes, S&P and Fitch.

“One-Month LIBOR” has the meaning assigned such term in Section 8 of this Indenture Supplement.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Purchaser” has the meaning assigned to such term in the MM1 Note Purchase Agreement.

“Reference Banks” has the meaning assigned to such term in Section 8 of this Indenture Supplement.

“Reserve Interest Rate” has the meaning assigned to such term in Section 8 of this Indenture Supplement.

“S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Scheduled MM1 Principal Balance” means, with respect to any Payment Date and the Class A-MM1 Term Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule I.

“Senior Rate” means, with respect to each Class of Series 2013-MM1 Notes, the applicable Note Interest Rate.

“Series General Reserve Required Amount” means, with respect to any Payment Date or Interim Payment Date, as the case may be, and (i) the Class A-MM1 Term Notes, an amount equal to the sum of the related Interest Payment Amounts remaining to be paid for the remaining Interest Accrual Periods beginning on the immediately succeeding Payment Date (estimated based on LIBOR as of the immediately preceding LIBOR Determination Date and the applicable “Scheduled Class A-MM1 Principal Balances” set forth in Schedule I to the Indenture Supplement as of the immediately preceding Payment Date) and (ii) for the Series 2013-MM1 Draw Notes and Series 2013-MM1 B Notes, an amount equal to $3,000,000.

“Series Fees” means, for the Series 2013-MM1 Notes and any Payment Date, the sum of (i) the MM1 Facility Fee and (ii) the aggregate unreimbursed fees and expenses of the Administrative Agent.

“Series Fee Limit” means $500,000.

“Stated Maturity Date” means:

(i) for the Class A-MM1 Term Notes, September 15, 2014; provided, however, that (x) if as a result of a change in law, or in the interpretation of existing law (in each case, as evidenced by an Opinion of Counsel delivered to the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent), the Class A-MM1 Term Notes will no longer be classified as “Eligible Securities” under Rule 2a-7(a)(10)(i) of the Investment Company Act, the “Stated Maturity Date” pursuant to this clause (i) will be such applicable shorter period required under Rule 2a-7;

(ii) for the Class B-MM1 Term Notes, September 15, 2044; and

(iii) for the Class A-MM1 Draw Notes, September 15, 2044.

“Stressed Interest Rate” means, for any Class as of any date (the “Measured Class”), the weighted average of:

(i) for the Class B-MM1 Term Notes, 2.75%; and

(ii) for the Class A-MM1 Draw Notes, the sum of (1) LIBOR, as determined for the current Interest Accrual Period, (2) the related Margin, (3) the Constant and (4) the product of (x) the Coefficient and (y) the Stressed Time related to the Measured Class;

provided, that, such average shall be weighted on the basis of (A) with respect to clause (i), the aggregate principal balance of the Class B-MM1 Term Notes as of such date and (B) with respect to clause (ii), the Maximum Note Principal Balance.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means,

(i) for the Class A-MM1 Draw Notes, 21%;

(ii) for the Class A-MM1 Term Notes, 21%; and

(iii) for the Class B-MM1 Term Notes, 25%.

“Sweep Account” has the meaning assigned to such term in Section 5 of this Indenture Supplement.

“Sweep Period” has the meaning assigned to such term in Section 5 of this Indenture Supplement.

“Target Amortization Amount” means: (i) with respect to the Class A-MM1 Draw Notes and each Payment Date during the related Target Amortization Period, an amount equal to $33,125,000; (ii) with respect to the Class A-MM1 Term Notes and each Payment Date during the related Target Amortization Period, an amount equal to $20,384,615; and (iii) with respect to the Class B-MM1 Term Notes and each Payment Date during the related Target Amortization Period, an amount equal to $3,562,500.

“Target Amortization Class” means any Class or Series 2013-MM1 Notes during the applicable Target Amortization Period.

“Target Amortization Event” means, immediately upon the sending of notice by the Administrative Agent or any Holder of a Series 2013-MM1 Note to the Indenture Trustee indicating which of the following events or conditions have occurred, the occurrence of any of the following conditions or events:

(i) with respect to the Class A-MM1 Term Notes, following the occurrence and during the continuance of a default by the Holder of the Class A-MM1 Draw Notes in purchasing Additional Note Balances in accordance with the terms and provisions of Section 2.01 of the MM1 Note Purchase Agreement (a “MM1 Note Purchase Default”), which is not waived by 100% of the Class A-MM1 Term Noteholders; and

(ii) with respect to the Class A-MM1 Draw Notes and the Class B-MM1 Term Notes for any date of determination, the occurrence of any of the following conditions or events, which is not waived by the Administrative Agent:

(a) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two (2) preceding Payment Dates is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(b) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(c) the Monthly Reimbursement Rate is less than 8.00%;

(d) the rating assigned to any Class of Series 2013-MM1 Notes is reduced below the Applicable Rating assigned to such Class of Series 2013-MM1 Notes;

(e) as of the close of business on the last Business Day of any calendar month, beginning in September 2012, Home Loan Servicing Solutions, Ltd. (“Home Loan Servicing Solutions”) shall have failed to satisfy the Liquidity Requirement;

(f) as of the close of business on the last Business Day of any calendar month, beginning in September 2012, Home Loan Servicing Solutions shall have failed to satisfy the Adjusted Tangible Equity Requirement;

(g) as of any Payment Date, the average net income of Home Loan Servicing Solutions, determined in accordance with GAAP, for any two (2) consecutive fiscal quarters shall be less than $1.00; or

(h) a “Target Amortization Event” shall have occurred with respect to any Class of Variable Funding Notes or Draw Notes of any other Series.

“Target Amortization Period” means, for any Class of Series 2013-MM1 Notes, as applicable, the period that begins upon both the occurrence of an applicable Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the MM1 Note Purchase Agreement,

the MM1 Class B Note Purchase Agreement, the MM1 Placement Agency Agreement and the MM1 Fee Letter, each as amended, supplemented, restated, or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class within the Series 2013-MM1 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one-twelfth (1/12) of the Stressed Interest Rate for such Class, as of such date plus the related pro rata portion of the Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“UPB Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such day, and (B) the aggregate of the Receivable Balances of Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate of the unpaid principal balances of the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“Weighted Average Foreclosure Timeline” means, as of any Determination Date, calculated as of the end of the preceding calendar month, the six-month rolling average of the number of months (calculated consistently with then current Fannie Mae state foreclosure timeline guidance) elapsed from the initiation of foreclosure through the foreclosure sale of each Mortgage Loan serviced under the Designated Servicing Agreements (with each Mortgage Loan weighted equally).

Section 3. Forms of Series 2013-MM1 Notes; Transfer Restrictions.

(a) The form of the Rule 144A Definitive Notes with respect to the Class A-MM1 Draw Notes and the Rule 144A Global Note with respect to the Class A-MM1 Term Notes and the Class B-MM1 Term Notes may be used to evidence the Series 2013-MM1 Notes in the circumstances described in Section 5.4(c) of the Base Indenture and are attached to the Base Indenture as Exhibits A-1 and A-2, as applicable. For the avoidance of doubt, and subject to the terms and provisions of Section 5.4 of the Base Indenture, the Class A-MM1 Term Notes and the Class B-MM1 Term Notes are to be issued as Book-Entry Notes.

(b) For the avoidance of doubt, reference in the Base Indenture or any other Transaction Document to Voting Interests, consent rights or other rights of any Class of Term Notes (i) prior to the occurrence of a Draw Note Default, unless otherwise specified in this Indenture Supplement, shall mean such designated percentage of Voting Interests of the Series 2013-MM1 Draw Notes and the Class B-MM1 Term Notes and (ii) following the occurrence and continuance of a Draw Note Default, (A) reference in the Base Indenture or any other Transaction Document to the exercise of Voting Interests, consent rights or other rights of any Class of Term Notes shall include each Class of Series 2013-MM1 Notes and (B) all actions, consent and votes under the terms and provisions of the Base Indenture or any other Transaction Document that require a certain percentage of Voting Interests shall mean such designated percentage of Voting Interests of the Series 2013-MM1 Notes.

(c) In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Class A-MM1 Draw Notes, the Holder of such Class of Notes shall only transfer its beneficial interest in a Class A-MM1 Draw Note to another potential investor (i) following receipt of (1) the consent of 100% of the Holders of the Class A-MM1 Term Notes and (2) a confirmation from S&P that such transfer shall not result in a Ratings Effect with respect to the Series 2013-MM1 Notes, (ii) that has a short term rating of “F1+” by Fitch and (iii) if the Administrative Agent shall have notified the Issuer, the Administrator, the Indenture Trustee, Fitch and the Holders of the Class A-MM1 Term Notes of such transfer; provided, that, to the extent 100% of the Holders of the Class A-MM1 Term Notes do not provide their consent with respect to a requested transfer (a “Draw Note Transfer Denial”), then the Holders of the Class A-MM1 Draw Notes shall not effect such requested transfer but may pay the remaining Note Principal Balance of the Class A-MM1 Term Notes on the next succeeding Purchase Date and shall remain obligated to make Interest Coverage Payments under Section 7 hereof with respect to the immediately succeeding Payment Date; provided, however, this Section 3(c) does not apply to the transfer of a participation interest of a Class A-MM1 Draw Note or the transfer of all or a portion of a Class A-MM1 Draw Note that does not include the Commitment of the Purchaser under the MM1 Note Purchase Agreement.

(d) Notwithstanding any other provision in any Transaction Document to the contrary, the Issuer, Administrator, Servicer, Subservicr and Administrative Agent hereby agree that any provision requiring the receipt of confirmation from a Note Rating Agency that any specified action with respect thereto shall not result in a Ratings Effect with respect to the Series 2013-MM1 Notes shall mean the receipt of such confirmation from S&P and the delivery of written notice thereof to Fitch.

Section 4. Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2013-MM1 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related UPB Ratio to exceed 20%;

(iii) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 20%;

(iv) is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;

(v) is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate; or

(vii) until the Administrative Agent shall have provided its written consent (in its sole and absolute discretion), and notwithstanding satisfaction of clauses (xi) and (xii) of the definition of “Facility Eligible Receivable” and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in this Indenture Supplement, is a Servicing Fee Advance Receivable.

Section 5. Sweep Account; Note Purchase Proceeds Account; General Reserve Accounts.

(a)(i) Pursuant to Section 4.1 of the Base Indenture, in addition to all other Trust Accounts, the Indenture Trustee shall have established and shall maintain a segregated trust account (the “Sweep Account”), which shall be an Eligible Account, solely for the benefit of the Holders of the Class A-MM1 Draw Notes. If such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. Notwithstanding the terms and provisions of the Base Indenture, amounts held in the Sweep Account shall be held uninvested.

(ii) Consistent with the limited purposes for which the Sweep Account is to be established, on each Payment Date upon which the Class A-MM1 Term Notes remain outstanding following the commencement of the Full Amortization Period and there shall not have occurred a MM1 Note Purchase Default (such period, a “Sweep Period”), the Indenture Trustee shall withdraw Available Funds from the Collection and Funding Account and deposit them into the Sweep Account pursuant to, and to the extent required by, Sections 5 and 7 hereof and Section 4.5 of the Base Indenture.

(iii) Notwithstanding any provisions to the contrary in Section 4.4 of the Base Indenture, on each Interim Payment Date during a Sweep Period, the Indenture Trustee shall deposit all remaining Available Funds into the Sweep Account following payment of any amounts set forth in Section 4.4(f) and prior to payment of any amounts pursuant to Section 4.4(g) of the Base Indenture.

(iv) Notwithstanding any provisions to the contrary in Section 4.5(a) of the Base Indenture, on each Payment Date during a Sweep Period, the Indenture Trustee shall deposit all remaining Available Funds into the Sweep Account in accordance with the terms and provisions of Section 4.5(a)(2)(v) and prior to payment of any amounts pursuant to Section 4.5(a)(2)(vi) of the Base Indenture.

(v) Upon the termination of a Sweep Period following the payment in full of the Class A-MM1 Term Notes, amounts described in Sections 5 and 7 hereof and Section 4.5(a) of the Base Indenture shall be withdrawn from the Sweep Account by the Indenture Trustee and remitted for payments as described herein and therein. Upon payment in full of the Class A-MM1 Draw Notes pursuant to Section 4.5(a) of the Base Indenture, the Indenture Trustee shall remit all remaining amounts in the Sweep Account to the Note Payment Account for application as Available Funds by the Indenture Trustee in accordance with the terms and provisions of Section 7 hereof and Section 4.5 of the Base Indenture.

(b)(i) Pursuant to Section 4.1 of the Base Indenture, in addition to all other Trust Accounts, the Indenture Trustee shall have established and shall maintain a segregated trust account (the “Note Purchase Proceeds Account”), which shall be an Eligible Account, solely for the benefit of the Holders of the Class A-MM1 Term Notes. If such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. Notwithstanding the terms and provisions of the Base Indenture, amounts held in the Note Purchase Proceeds Account shall be held uninvested.

(ii) Consistent with the limited purposes for which the Note Purchase Proceeds Account is to be established, and notwithstanding any provisions to the contrary in the Base Indenture, on each Payment Date upon which the Class A-MM1 Term Notes remain outstanding, the Indenture Trustee shall remit all amounts on deposit in the Note Purchase Proceeds Account as set forth in Section 7(b) and pay such amounts pro rata to the Holders of the Class A-MM1 Term Notes.

(iii) The deposit of money into the Note Purchase Proceeds Account in accordance with the terms and provisions of this Indenture Supplement and the MM1 Note Purchase Agreement shall be made in accordance with the following wire instructions:

ABA 021001033

Deutsche Bank Trust Company Americas

Account 01419647

Trust & Securities Services

Ref: PORT OC12S6.8

(c)(i) In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain General Reserve Accounts with respect to each of (i) the Class A-MM1 Term Notes and (ii) both the Class A-MM1 Draw Notes and the Class B-MM1 Term Notes, each of which shall be an Eligible Account, for the benefit of the related classes.

(ii) Notwithstanding the terms and provisions of Section 4.6(b) of the Base Indenture, amounts may be withdrawn by the Indenture Trustee from the General Reserve Account with respect to the Class A-MM1 Term Notes and remitted to the Note Payment Account solely to cover payments allocable to such Notes pursuant to Section 4.5(a)(1)(iii) or Section 4.5(a)(2)(iii)(C) of the Base Indenture, as applicable, which are not otherwise payable out of Available Funds due to an insufficiency thereof.

(iii) Amounts shall be withdrawn by the Indenture Trustee from the General Reserve Account with respect to the Class A-MM1 Draw Notes and Class B-MM1 Term Notes to cover payments allocable to such Notes and which are not otherwise payable out of Available Funds due to an insufficiency thereof to cover payments in the following order of priority: (i) subject to clauses (i) and (ii) of Section 4.5(a)(1) or clauses (i) through (iii)(B) of Section 4.5(a)(2) of the Base Indenture, as applicable, to cover the applicable Series Allocation Percentage of fees and expenses payable thereunder; (ii) second, subject to clause (iii) of Section 4.5(a)(1) or clause (iii)(C) of Section 4.5(a)(2) of the Base Indenture, as applicable, to cover interest payments allocable to the Class A-MM1 Draw Notes; and (iii) third, subject to clause (iii) of Section 4.5(a)(1) or clause (iii)(C) of Section 4.5(a)(2) of the Base Indenture, as applicable, to cover interest payments allocable to the Class B-MM1 Term Notes.

Section 6. Enforcement Proceedings. If the Class A-MM1 Draw Noteholder fails to pay any amounts in accordance with the terms and provisions of this Indenture Supplement or the MM1 Note Purchase Agreement, forthwith upon notice of such failure by any Class A-MM1 Term Noteholder (with a copy to the Indenture Trustee), the Indenture Trustee (at the written direction of such Class A-MM1 Term Noteholders) shall, in the name of the Trust but not its own name and without the possession of any of the Series 2013-MM1 Notes or the production thereof in any proceeding relating thereto, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Class A-MM1 Draw Noteholders and collect the money adjudged or decreed to be payable in the manner provided by law, the Base Indenture and this Indenture Supplement; provided, that the Indenture Trustee receives indemnity satisfactory to it in its sole discretion against all liability and expense in connection with such proceeding from the Class A-MM1 Term Noteholders and all expenses of the Indenture Trustee and its respective agents and counsel are promptly paid by the Class A-MM1 Term Noteholders upon written request of the Indenture Trustee. Recovery of judgment will, after provision for the payment of remaining amounts due (if any) for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Class A-MM1 Term Notes in respect of which such judgment has been recovered. Notwithstanding the foregoing, the Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee. The Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained in this Indenture Supplement or in the MM1 Note Purchase Agreement.

Section 7. Payments; Note Balance Increases; Early Maturity; Optional Redemption.

(a) Interest and Series Fees:

(i) The Paying Agent shall make payments of interest in respect to the Series 2013-MM1 Notes on each Payment Date in accordance with the terms and provisions of Section 4.5 of the Base Indenture and any payments of interest, Cumulative Interest Shortfall Amounts, or Fees or Increased Costs, as applicable, allocated to the Series 2013-MM1 Notes shall be paid in the following order of priority: (i) first, on a pro rata basis, to the Class A-MM1 Draw Notes and the Class A-MM1 Term Notes; and (ii) second, to the Class B-MM1 Term Notes. The first Payment Date following the date of this Indenture Supplement will be October 15, 2013.

(ii) In accordance with the terms and provisions of Section 4.4(b) of the Base Indenture, the Indenture Trustee shall remit Available Funds held in the Collection and Funding Account into the Interest Accumulation Account with respect to the Class A-MM1 Term Notes in an amount equal to the sum of (i) the Interest Accumulation Amount for such Interim Payment Date with respect to the Class A-MM1 Term Notes plus (ii) the aggregate outstanding balance of all Interest Coverage Payments made by and payable to the Class A-MM1 Draw Noteholders with respect to prior Payment Dates.

(iii) In accordance with the terms and provisions of Section 4.5(a)(1)(iii) of the Base Indenture, the Paying Agent shall pay, pro rata based on their respective interest entitlement amounts, (i) to the Class A-MM1 Draw Noteholders, reimbursement with respect to any outstanding Interest Coverage Payments and (ii) to the Holders of the Class A-MM1 Term Notes, the related Cumulative Interest Shortfall Amounts attributable to unpaid Senior Interest Amounts from prior Payment Dates, and the Senior Interest Amount for the current Payment Date, for such Class; provided, that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any such amounts pursuant to Section 4.5(a)(1)(iii) of the Base Indenture, the Paying Agent shall withdraw from the General Reserve Account related to the Class A-MM1 Term Notes an amount equal to the lesser of the amount then on deposit in such General Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall; provided, further, that if the amount of funds on deposit in the General Reserve Account related to the Class A-MM1 Term Notes on such day is insufficient to pay any amounts in respect of any Class pursuant to Section 4.5(a)(1)(iii) of the Base Indenture, the Class A-MM1 Draw Noteholders, at the request of any Holder of a Class A-MM1 Term Note, shall make an advance of funds (an “Interest Coverage Payment”) in an amount equal to such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall.

In accordance with the terms and provisions of Section 4.5(a)(2)(iii)(C) of the Base Indenture, the Paying Agent shall pay, pro rata based on their respective interest entitlement amounts, (i) to the Class A-MM1 Draw Noteholders, reimbursement with respect to any outstanding Interest Coverage Payments and (ii) to the Holders of the Class A-MM1 Term Notes, the related Cumulative Interest Shortfall Amounts attributable to unpaid Senior Interest Amounts from prior Payment Dates, and the Senior Interest Amount for the current Payment Date, for such Class; provided, that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any such amounts pursuant to Section 4.5(a)(2)(iii)(C) of the Base Indenture, the Paying Agent shall withdraw from the General Reserve Account related to the Class A-MM1 Term Notes an amount equal to the lesser of the amount then on deposit in such General Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall; provided, further, that if the amount of funds on deposit in the General Reserve Account related to the Class A-MM1 Term Notes on such day is insufficient to pay any amounts in respect of any Class pursuant to Section 4.5(a)(2)(iii)(C) of the Base Indenture, the Class A-MM1 Draw Noteholders, at the request of any Holder of a Class A-MM1 Term Note, shall make an Interest Coverage Payment in an amount equal to the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall.

The Issuer, Administrator, Servicer, Subservicr and Administrative Agent agree that any failure of the Class A-MM1 Draw Noteholders to make an Interest Coverage Payment under this Section 7(a) shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

(iv) In accordance with the terms and provisions of Section 4.5(a)(1)(ii) and Section 4.5(a)(2)(iii)(A) of the Base Indenture, the Paying Agent shall allocate amounts related to all Series Fees for the Series 2013-MM1 Notes in the following order of priority: (i) first, as set forth in Section 7(b), to pay the applicable portion of the MM1 Facility Fee to Wells Fargo Securities, LLC, as Administrative Agent; and (ii) second, pro rata, to pay all other fees and expenses related to the Series 2013-MM1 Notes (other than any Interest Coverage Payments).

(b) Principal, Class A-MM1 Term Notes (Pre- and Post-Target Amortization Event):

(i) With respect to the Class A-MM1 Term Notes, notwithstanding the commencement of a Target Amortization Period with respect to the Class A-MM1 Draw Notes or the Full Amortization Period, the Holder of the Class A-MM1 Draw Notes shall purchase Additional Note Balances in accordance with the terms and provisions of Section 2.01 of the MM1 Note Purchase Agreement and deposit the related proceeds into the Note Purchase Proceeds Account. On each Payment Date, the Paying Agent shall apply the amounts on deposit in the Note Purchase Proceeds Account for such Payment Date to pay down the respective Note Balances of the Class A-MM1 Term Notes, pro rata, until the reduction of all such Note Balances to zero. In addition, the Paying Agent shall pay to Wells Fargo Securities, LLC, as Administrative Agent, on each Payment Date, the applicable monthly portion of the MM1 Facility Fee in accordance with the terms and provisions of Section 4.5(a)(1)(ii) of the Base Indenture and/or the accrued and unpaid portion of the MM1 Facility Fee in accordance with the terms and provisions of Section 4.5(a)(2)(iii)(A) of the Base Indenture, as applicable.

(ii) During a Target Amortization Period with respect to the Class A-MM1 Term Notes, (A) on each Interim Payment Date preceding each Payment Date, the Paying Agent shall remit to the related Target Amortization Principal Accumulation Account an aggregate amount equal to the Target Amortization Amount for the Class A-MM1 Term Notes in accordance with the terms and provisions of Section 4.4(d) of the Base Indenture and (B) on each such Payment Date, the Paying Agent shall make payments of principal on the Class A-MM1 Term Notes in an amount equal to such Target Amortization Amount in accordance with Section 4.5(a)(1)(v) of the Base Indenture. Until the Class A-MM1 Term Notes are paid in full, amounts on deposit in the related Target Amortization Principal Accumulation Account in accordance with the terms and provisions of this Section 7(b) may only be used to pay the related Target Amortization Amounts of the Class A-MM1 Term Notes.

(c) Principal, Class A-MM1 Draw Notes (Post-Target Amortization Event): During a Target Amortization Period with respect to the Class A-MM1 Draw Notes, (A) on each Interim Payment Date preceding each Payment Date, the Paying Agent shall remit to the related Target Amortization Principal Accumulation Account an aggregate amount equal to the Target Amortization Amount for the Class A-MM1 Draw Notes in accordance with the terms and provisions of Section 4.4(d) of the Base Indenture, and (B) on each such Payment Date, the Paying Agent shall make payments of principal on the Class A-MM1 Draw Notes in accordance with the terms and provisions of Section 4.5(a)(1)(v) of the Base Indenture. Until the Class A-MM1 Draw Notes are paid in full, amounts on deposit in the related Target Amortization Principal Accumulation Account in accordance with the terms and provisions of this Section 7(c) may only be used to pay the related Target Amortization Amounts for the Class A-MM1 Draw Notes.

(d) Principal, Class B-MM1 Term Notes (Post-Target Amortization Event): During a Target Amortization Period with respect to the Class B-MM1 Term Notes, (A) on each Interim

Payment Date preceding each Payment Date, the Paying Agent shall remit to the related Target Amortization Principal Accumulation Account an aggregate amount equal to the Target Amortization Amount for the Class B-MM1 Term Notes in accordance with the terms and provisions of Section 4.4(d) of the Base Indenture, and (B) on each such Payment Date, the Paying Agent shall make payments of principal on the Class B-MM1 Term Notes in accordance with the terms and provisions of Section 4.5(a)(1)(v) of the Base Indenture. Until the Class B-MM1 Term Notes are paid in full, amounts on deposit in the related Target Amortization Principal Accumulation Account in accordance with the terms and provisions of this Section 7(d) may only be used to pay the related Target Amortization Amounts for the Class B-MM1 Term Notes.

(e) Principal, all Classes of Series 2013-MM1 Notes (Post-Facility Early Amortization Event): During the Full Amortization Period, on each Payment Date in accordance with Section 4.5(a)(2)(iii)(D) of the Base Indenture, the Paying Agent shall make payments of principal in the following order of priority: (i) first, to the extent a Target Amortization Period with respect to the Class A-MM1 Term Notes has also occurred, on the Class A-MM1 Term Notes, until the Note Balance thereof has been paid to zero; (ii) second, on the Class A-MM1 Draw Notes, until the Note Balance thereof has been paid to zero; and (iii) third, on the Class B-MM1 Term Notes, until the Note Balance thereof has been paid to zero.

(f) Redemptions: Notwithstanding the terms and provisions of Section 13.1 of the Base Indenture, with respect to the Series 2013-MM1 Notes, the Issuer may not effect a call of such Notes on any Redemption Payment Date.

Section 8. Determination of Note Interest Rate and LIBOR.

(a) At least one (1) Business Day prior to each Determination Date, the Administrator shall calculate the Note Interest Rate for the related Interest Accrual Period (using One-Month LIBOR as determined by the Administrative Agent in accordance with Section 8(b) below) and the Interest Payment Amount for the Series 2013-MM1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, the Administrative Agent will determine the arithmetic mean of the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the Series 2013-MM1 Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Calculation Agent as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Calculation Agent (after consultation with the Administrative Agent) and are able and willing to provide such quotations to the Calculation Agent for each LIBOR Determination Date. “Bloomberg Screen US0001M Index Page” means the display designated as page US0001M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Administrative Agent may, in its sole discretion, designate an alternative Reference Bank.

If, for any LIBOR Determination Date, two (2) or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next succeeding Interest Accrual Period for the Series 2013-MM1 Notes will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

If, for any LIBOR Determination Date, only one (1) or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Interest Accrual Period for the Series 2013-MM1 Notes will be the higher of (x) One-Month LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The “Reserve Interest Rate” on any date of determination will be the rate per annum that the Administrative Agent determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Administrative Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two (2) leading banks in the London Interbank market or (B) in the event that the Administrative Agent is unable to determine such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks so selected by the Administrative Agent are quoting on such LIBOR Determination Date to leading European banks.

If, on any LIBOR Determination Date, the Administrative Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined for the previous LIBOR Determination Date.

Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Series 2013-MM1 Notes for two (2) consecutive LIBOR Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Series 2013-MM1 Notes would be based on One-Month LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Administrative Agent shall select an alternative index (over which the Administrative Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party, and this alternative index shall constitute One-Month LIBOR for all purposes under this Indenture Supplement in that event.

(c) The establishment of One-Month LIBOR by the Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2013-MM1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 9. Increased Costs.

If any requirement of any law, rule, regulation or order applicable to a Holder of a Class A Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(1) shall subject such Holder to any tax of any kind whatsoever with respect to its Class A Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under 1471(b) of the Code or any U.S. federal withholding taxes imposed as a result of a failure by such Holder to timely furnish the Indenture Trustee on behalf of the Issuer any applicable IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (with any applicable attachments)) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3) impose on such Holder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement or the Series 2013-MM1 Notes or any participation therein; or

(4) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Class A Note, of maintaining its obligations with respect thereto or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Holder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Class A Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy), then, in any such case, such Holder shall invoice the Administrator for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Holder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Cost Limit shall be payable to such Holder in accordance with Section 4.5(a)(1)(ix) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable.

Increased Costs payable under this Section 9 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.

Section 10. Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture, to the extent received from the Servicer, with respect to the Series 2013-MM1 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the UPB Ratio for such Designated Servicing Agreement exceeds 20%;

(iv) the UPB Ratio for each Designated Servicing Agreement, and whether the UPB Ratio for such Designated Servicing Agreement exceeds 20%;

(v) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) the Weighted Average Foreclosure Timeline as of the Determination Date for the most recently ended calendar month;

(viii)(A) a list of each Target Amortization Event for the Series 2013-MM1 Notes and presenting a “yes” or “no” answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date; and (B) whether any Target Amortization Amount that has become due and payable has been paid;

(ix) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement, and indicating the related provision affecting such Receivable;

(x) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three (3) preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three (3)), and the arithmetic average of the three;

(xi) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xii) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;

(xiii) the MM1 Facility Fee payable on such Payment Date; and

(xiv) the Trigger Advance Rates for each Class of Series 2013-MM1 Notes.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (i) the Adjusted Tangible Equity, the occurrence of any of the events described in clause (b), (e), (f) and (g) of clause (ii) of the definition of “Target Amortization Event,” (ii) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement” and (iii) that all Series 2013-MM1 Notes meet the criteria set forth in the last proviso of the definition of “Note Interest Rate.”

Section 11. Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Holders of the Series 2013-MM1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(a) and Article XII thereof and Section 13 hereof, as applicable, have been satisfied.

Section 12. Representations and Warranties.

The Issuer, the Administrator and Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

Section 13. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless such Issuer Tax Opinion is waived by the Administrator, Servicer, Subservicer and Administrative Agent) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any provision in the final Private Placement Memorandum dated as of September 25, 2013 or any later Private Placement Memorandum related to the issuance and offering of any Class of Series 2013-MM1 Notes; (iii) to take any action necessary to maintain the rating currently assigned by either applicable Note Rating Agency to and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or (iv) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement to the Indenture Supplement related to the Series 2013-MM1 Notes, executed on the date of issuance of any new Class or Series of Notes, shall be considered an “amendment” or “supplemental indenture” for the purposes of Article XII of the Base Indenture. Accordingly, and with prior written notice to the applicable Note Rating Agencies, any such amendment and/or supplemental indenture to the Indenture Supplement related to the Series 2013-MM1 Notes may amend, modify or supplement any term of this Indenture Supplement without the consent of the Series 2013-MM1 Noteholders; provided, that no such amendment or supplemental indenture shall be effective unless the Issuer obtains an Issuer Tax Opinion and furnishes such Issuer Tax Opinion to the Indenture Trustee and the Securities Administrator, which Issuer Tax Opinion may be waived by the Series 2013-MM1 Noteholders, the Administrator, the Servicer, the Subservicer and Administrative Agent.

(c) Notwithstanding the provisions of Section 13(b), no supplement, amendment or indenture supplement to the Indenture may be entered into, without the consent of 66 2/3% of the Series 2013-MM1 Notes (including 100% of the Class A-MM1 Term Notes), that: (1) changes the Determination Date, Expected Repayment Date, General Reserve Required Amount, Payment Date, Record Date or Stated Maturity Date related to the Series 2013-MM1 Notes; or reduces the Note Balance or the Note Interest Rate thereof, changes the method of computing the Note Balance or Note Interest Rate, or changes the coin or currency in which the principal of such Class of Series 2013-MM1 Notes or interest thereon is payable; or impairs the right to institute suit for the enforcement of any such payment on the Notes; (2) amends or modifies Sections 4.4, 4.5, 4.6, 6.10, or 8.15 or Article XII of the Base Indenture or Sections 5, 6, 7 or 13 of this Indenture Supplement; (3) changes the percentage interest, the consent of whose Noteholders is required in order to perform any action pursuant to the terms and provisions of any Transaction Document; (4) changes any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Transaction Documents; (5) except as otherwise expressly provided in the Transaction Documents, deprives any Series 2013-MM1 Noteholder of the benefit of a valid first priority perfected security interest in the Collateral; (6) except as otherwise expressly provided in the Transaction Documents, releases from the lien set forth in the Transaction Documents all or any portion of the Collateral; or (7) reduces the percentage in the Class Invested Amount or Invested Amount of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), the consent of Holders is required for waiver of compliance with the provisions of the Indenture of any Indenture Supplements or any defaults thereunder or their consequences, provided for in the Indenture or any Indenture Supplement.

(d) In connection with any amendment, supplement or indenture supplement to this Indenture Supplement effected in accordance with the terms and provisions of this Article XIII, the Series 2013-MM1 Noteholders shall remain entitled to the benefits of Section 6.10 and Article XII of the Base Indenture (as set forth herein and therein), including but not limited to the delivery of any Officer’s Certificate as provided in Section 6.10(b)(ii), Section 12.1(a) or Section 12.1(c)(i), as applicable.

(e) In connection with any amendment, supplement or indenture supplement to this Indenture Supplement effected in accordance with the terms and provisions of this Article XIII, the Indenture Trustee and the Securities Administrator shall remain entitled to the benefits of Section 12.3 of the Base Indenture, including but not limited to the receipt of any opinions thereunder.

Section 14. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 15. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 16. Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2013-MM1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2013-MM1 Notes, this Indenture and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2013-MM1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2013-MM1 Notes or this Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2013-MM1 Notes or this Indenture. It is understood that the foregoing provisions of this Section 16 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2013-MM1 Notes or secured by this Indenture. It is further understood that the foregoing provisions of this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2013-MM1 Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 17. Notice.

Any communication provided for or permitted hereunder or otherwise pursuant to the Base Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: in the case of Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Goetz Rokahr, facsimile number: 704-

383-3556; in the case of Wells Fargo Bank, N.A., 550 S. Tryon Street, 5th Floor, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Goetz Rokahr, facsimile number: 704-383-3556; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 18. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Wells Fargo Securities, LLC, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2013-MM1 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer			DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee			Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Yvette L. Howell		By:	/s/ Amy McNulty
	Name:	Yvette L. Howell		Name:	Amy McNulty
	Title:	Assistant Vice President		Title:	Associate

			By:	/s/ Ronaldo Reyes
				Name:	Ronaldo Reyes
				Title:	Vice President

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)			OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	/s/ James E. Lauter		By:	/s/ Nikhil Malik
	Name:	James E. Lauter		Name:	Nikhil Malik
	Title:	Chief Financial Officer and		Title:	Treasurer
Chief Accounting Officer

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By:	/s/ Joseph Neilson
	Name:	Joseph Neilson
	Title:	Director

[Signature Page to Indenture Supplement – HLSS Series 2013-MM1 Notes]

ACKNOWLEDGED AND AGREED TO BY:

FEDERATED INVESTMENT MANAGEMENT COMPANY, as Holder of 15.09% of the Class A-MM1 Term Notes

By:	/s/ Mary Ellen Tesla
	Name:	Mary Ellen Tesla
	Title:	Vice President

STATE STREET GLOBAL ADVISORS, as Holder of 84.91% of the Class A-MM1 Term Notes

By:	/s/ Pia McCusker
	Name:	Pia McCusker
	Title:	Managing Director

[Signature Page to Indenture Supplement – HLSS Series 2013-MM1 Notes]

ACKNOWLEDGED AND AGREED TO BY:

WELLS FARGO BANK, N.A., as Holder of 100% of the Class A-MM1 Draw Notes and the Class B-MM1 Term Notes

By:	/s/ Goetz Rokahr
	Name:	Goetz Rokahr
	Title:	Director

[Signature Page to Indenture Supplement – HLSS Series 2013-MM1 Notes]

SCHEDULE I

CLASS A-MM1 TERM NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A- MM1 Principal Balance
9/26/2013	$265,000,000
10/15/2013	$265,000,000
11/15/2013	$265,000,000
12/15/2013	$265,000,000
1/15/2014	$235,555,556
2/15/2014	$206,111,111
3/15/2014	$176,666,667
4/15/2014	$147,222,222
5/15/2014	$117,777,778
6/15/2014	$88,333,333
7/15/2014	$58,888,889
8/15/2014	$29,444,444
9/15/2014	—